EXHIBIT 4.1

SPECIMEN COMMON STOCK CERTIFICATE

[Front of Certificate]

COMMON STOCK NUMBER _________ BABYUNIVERSE	COMMON STOCK SHARES _________

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 056332 10 9

This Certifies that

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES
OF COMMON STOCK, $.001 PAR VALUE, OF

BABYUNIVERSE, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed in facsimile by its duly authorized officers and a facsimile of its corporate seal.

Dated:

/s/Robert M. Brown	/s/John C. Textor

SECRETARY	CHAIRMAN OF THE BOARD OF DIRECTORS

[Back of Certificate]

     The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —	______ Custodian ______ (Cust) (Minor) under Uniform Gift to Minors Act___________________ (State)

UNIF TRF MIN ACT —	_____ Custodian (until age ___) (Cust) ______under Uniform Transfers (Minor) to Minors Act _____________ (State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, _________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING ZIP CODE, OF ASSIGNEE)

     ____________________________________________________________________Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

X _______________________________________________________

X _______________________________________________________

NOTICE: THE SIGNATURES TO THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE
FACE OF THE CERTIFICATE IN EVERY PARTICULAR,
WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE
WHATEVER.

Signature(s) Guaranteed

By_____________________________
THE SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.